SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 8, 2004

                             ALFACELL CORPORATION.
             (Exact name of registrant as specified in its charter)

            Delaware                       0-11088               22-2369085
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                 File Number)           Identification)

              225 Belleville Avenue, Bloomfield, New Jersey 07003
              (Address of principal executive offices) (Zip Code)

      (Registrant's telephone number, including area code: (973) 748-8082


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 5. Other Events and Required FD Disclosure

Alfacell Corporation is pleased to announce that it has appointed Andrew P. Savadelis Chief Financial Officer and Senior Vice President of Finance. Mr. Savadelis has more than 15 years of experience in corporate finance, operations, governance, and merger and acquisition activities for high growth and pharmaceutical companies. Most recently, he was the Chief Financial Officer and Senior Vice President of Orchid. He also spent seven years at Bristol-Myers Squibb, where he held positions of increasing responsibility in the financial area. Mr. Savadelis has a B.S. in Biology from Albright College and an MBA from the Johnson Graduate School of Management at Cornell University. He was elected to Alfacell's Board at the January 2004 meeting of Shareholders.

This Form 8-K includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2004


                                                 By: /s/ Andrew P. Savadelis
                                                     ---------------------------
                                                     Andrew P. Savadelis
                                                     Chief Financial Officer and
                                                     Senior VP of Finance